CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for the Free Enterprise Action Fund, a series of the Northern Lights Fund Trust we hereby consent to all references to our firm in this Registration Statement on Congressional Effect Fund Form N-14.